EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Sunset Brands, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the S-8 constituting a part of this Registration Statement of our report dated April 12, 2004 relating to the financial statements of Sunset Brands, Inc. for the period from November 19, 2003 (Inception) through December 31, 2003 and our report dated April 26, 2004 relating to the financial statements of Low Carb Creations, Inc. for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Los Angeles, California

February  14, 2005